Exhibit 14.1







CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in the Registration Statement on Form N-14 of the Federated Total Return Bond Fund of our report for the Federated Total Return Bond Fund, dated January 23, 2004, for the year ended November 30, 2003 in the Combined Proxy Statement and Prospectus, which constitutes part of this Registration Statement.




Deloitte & Touche LLP

Boston, Massachusetts
July 16, 2004